ARTICLES OF MERGER

                                       OF

                        FOREIGN AND DOMESTIC CORPORATIONS


         Pursuant to the provisions of Section 7-111-107 of the Colorado Business Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging one of such corporations into the other of such corporations.

         1. The Names of the undersigned corporations and the states under the laws of which they are respectively organized are:

         Name of Corporation                          State of Incorporation
         -------------------------------              ----------------------
         Cheshire Holdings, Inc.                      Delaware
         Pacific Development Corporation              Colorado

         2. The laws of the state under which such foreign corporation is organized permit such merger.

         3. The name of the Surviving corporation is Cheshire Holdings, Inc., a Delaware corporation, and it is to be governed by the laws of the State of Delaware. Its principal office is located at 1599 Post Road East, Westport, Connecticut 06880.

         4. The Agreement of Merger and Plan of Merger and Reorganization, which was approved by the shareholders of the undersigned domestic corporation in the manner prescribed by the provisions contained in Section 7-111-107 of the Colorado Business Corporation Act, and approved by the undersigned foreign corporation in the manner prescribed by the laws of the State of Delaware under which it is organized, is set forth in Exhibit "A" attached hereto and incorporated herein by this reference.

         5. As to each of the undersigned corporations, the number of shares outstanding and the designation and number of outstanding shares of each class entitled to vote as a class on such Amendment of Merger and Plan of Merger and Reorganization are as follows:

                                                            Number of Common
         Name of Corporation                               Shares Outstanding
         --------------------                              ------------------
         Cheshire Holdings, Inc.                                   1,000
         Pacific Development Corporation                      10,365,000

         None of the shares of a class of the domestic or foreign corporation was entitled to vote as a class.

         6. As to each of the undersigned corporations, the total number of shares voted for and against such Agreement of Merger and Plan of Merger and Reorganization, respectively, is as follows:

                                               Number of Shares
                                        -------------------------------
Name of Corporation                     Voted For         Voted Against
-------------------                     ---------         -------------
Cheshire Holdings, Inc.                     1,000              -0-
Pacific Development Corporation        10,000,000              -0-

         7. Cheshire Holdings, Inc., a Delaware corporation, the Surviving Corporation, hereby: (a) agrees that it may be served with process in the State of Colorado in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation; (b) irrevocably appoints the Secretary of State of Colorado as its agent to accept service of process in any proceedings; and (c) agrees that it will promptly pay to the dissenting shareholders of such domestic corporation the amount, if any, to which they shall be entitled under the provisions of the Colorado Business Corporation Act with respect to the rights of dissenting shareholders.

Dated: March 10, 2000

                                             Pacific Development Corporation
                                                (a Colorado corporation)



                                                      s/ Willem Oost-Lievense
                                                      -------------------------
                                                      Willem Oost-Lievense
                                                      Chief Executive Officer

                                                      Cheshire Holdings, Inc.
                                                      (a Delaware corporation)


                                                      s/ Gilad Gat
                                                      -------------------------
                                                      Gilad Gat, Vice-President

                                    EXHIBIT A

                             AGREEMENT OF MERGER AND
                        PLAN OF MERGER AND REORGANIZATION

         Agreement of Merger and Plan of Merger and Reorganization dated March 10, 2000 by and between Cheshire Holdings, Inc. a Delaware corporation
("Cheshire"), and Pacific Development Corporation, a Colorado corporation ("Pacific") (hereinafter, the "Constituent Corporations").

         WHEREAS:

         1. The Board of Directors of Cheshire and Pacific have resolved that Cheshire be merged (hereinafter called the "merger") under and pursuant to the Colorado Corporation Law and the Delaware General Corporation Law into a single corporation existing under the laws of the State of Delaware, to wit, Cheshire, which shall be the surviving corporation (such corporation in its capacity as such surviving corporation being sometimes referred to herein as the "Surviving Corporation") in a transaction qualifying as a reorganization within the meaning of
                  Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

         2. The authorized capital stock of Cheshire consists of 100,000,000 shares of capital stock with a par value of $.001 per share (hereinafter called "Cheshire Stock"), 1,000 shares of which are issued and outstanding;

         3. The authorized capital stock of Pacific consists of 100,000,000 shares of capital stock with a par value of $.001 per share (hereinafter called "Pacific Stock") 10,365,000 shares of which are issued and outstanding;

         4. The respective Boards of Directors of Cheshire and Pacific have approved the Merger upon the terms and conditions hereinafter set forth and have approved this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree, in accordance with the Colorado Corporation Law and the Delaware General Corporation Law, that Pacific shall be, at the Effective Date (as hereinafter defined), merged into a single corporation existing under the laws of the State of Delaware, to wit, Cheshire, which shall be the Surviving Corporation, and which simultaneously with filing as part of the Certificate of Merger, shall change its name to Cheshire Distributors, Inc., and the parties hereto adopt and agree to the following agreements, terms and conditions relating to the Merger and the mode of carrying the same into effect.

1.  SHAREHOLDERS' CONSENTS; FILINGS; EFFECTS OF MERGER

         1.1 Action by Shareholders of Pacific. Pacific shall obtain the approval of its shareholders, in accordance with the Colorado Corporation Law, at the earliest practicable date, which written consent shall, among other matters, adopt and ratify this Agreement.

         1.2 Action by Pacific as Sole Shareholder of Cheshire. At the earliest practicable date, Pacific, as the sole shareholder of Cheshire, shall adopt this Agreement in accordance with the Colorado Revised Statutes.

         1.3 Filing of Articles of Merger, Effective Date. If (a) this Agreement is adopted by the shareholders of Cheshire, in accordance with the Delaware General Corporation Law, (b) this Agreement has been adopted by Pacific as the sole shareholder of Cheshire, in accordance with the Colorado Corporation Law, and (c) this Agreement is not thereafter, and has not theretofore been terminated or abandoned as permitted by the provisions hereof, then an Articles of Merger shall be filed and recorded in accordance with the Colorado Corporation Law and Articles of Merger shall be filed and recorded in accordance with the Delaware General Corporation Law. Such filings shall be made on the same day. The Merger shall become effective at 9:00 A.M. on the calendar day following the day of such filing in Delaware, which date and time is herein referred to as the "Effective Date."

         1.4 Certain Effects of Merger. On the Effective Date, the separate existence of Pacific shall cease, and Pacific shall be merged into Cheshire, which, as the Surviving Corporation, shall possess all the rights, privileges, powers and franchises, of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to such Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, under the laws of Delaware or any other jurisdiction, in any of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved
unimpaired,   and  all  debts,   liabilities   and  duties  of  the  Constituent
Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. At any time, or from time to time, after the Effective Date, the last acting officers of Pacific, or the corresponding officers of the Surviving Corporation may, in the name of Pacific, execute and deliver all such proper deeds, assignments and other instruments and take or cause to be taken all such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest, perfect or confirm in the Surviving Corporation title to and possession of all of the Constituent Corporations property, rights, privileges, powers, franchises, immunities and interests and otherwise to carry out the purposes of this Agreement.

II.  NAME OF SURVIVING CORPORATION; ARTICLES OF INCORPORATION; BYLAWS;

         2.1  Name  of  Surviving   Corporation.   The  name  of  the  Surviving
Corporation from and after the Effective Date shall be Cheshire Distributors, Inc.

         2.2 Articles of Incorporation. The Articles of Incorporation of Cheshire as in effect on the date hereof, shall, from and after the Effective Date, be and continue to be the Articles of Incorporation of the Surviving Corporation, until changed or amended as provided by law.

         2.3 Bylaws. The Bylaws of Cheshire, as in effect immediately before the Effective Date shall, from and after the Effective Date, be and continue to be the Bylaws of the Surviving Corporation, until amended as provided therein.

III  STATUS AND CONVERSION OF SECURITIES

         3.1 Pacific Stock. Each share of Pacific Stock which shall be issued and outstanding immediately before the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Date into one (1) fully paid share of Cheshire Stock.

         3.2 Cheshire Stock held by Pacific. All issued and outstanding shares of Cheshire Stock held by Pacific immediately before the Effective Date shall, by virtue of the Merger and at the Effective Date, cease to exist and the certificate(s) representing such shares shall be canceled.

         3.3 Surrender of Certificates. After the Effective Date, certificates evidencing outstanding shares of Pacific Stock shall evidence the right of the holder thereof to receive a certificate(s) for shares of Cheshire Stock as aforesaid. Holders of certificates representing shares of Pacific Stock, upon surrender of such certificates to the transfer agent of the Cheshire Stock to effect the exchange of certificates, shall be entitled to receive, upon such surrender, a certificate or certificates representing a like number of shares of Cheshire Stock. Until so surrendered, outstanding certificates for shares of Pacific Stock shall be deemed for all corporate purposes, including voting rights, subject to the further provisions of this Article 3, to evidence the ownership of the shares of Cheshire Stock into which such shares of Pacific Stock have been so converted. No dividends or distributions will be paid to the person entitled to receive certificates for shares of Cheshire Stock pursuant hereto until such person shall have surrendered his Pacific Stock certificates; but there shall be paid to the record holder of such certificate, with respect to the number of shares of Cheshire Stock issued in exchange therefor (i) upon such surrender, the amount of any dividends or distributions with a record date after the Effective Date and before surrender which shall have become payable thereon since the Effective Date, without interest; and (ii) after such surrender, the amount of any dividends thereon with a record date after the Effective Date and before surrender and the payment date of which shall be after surrender, such amount to be paid on such payment date. If any certificate for shares of Cheshire Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange pay to the transfer agent any transfer or other taxes required by reason of the issuance of a certificate for shares of Cheshire Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the transfer agent that such tax has been paid or is not payable. At the Effective Date of the Merger, all shares of Cheshire Stock which shall then be held in its treasury, if any, shall cease to exist, and all certificates representing such shares shall be canceled.

         3.4   Fractional   Shares.   Cheshire   will  not  issue   certificates
representing fractional shares of Cheshire Stock, upon the Merger. Rather, fractional interests, if any, shall be rounded up to the nearest whole share.

IV.  MISCELLANEOUS

         4.1 This Agreement may be terminated and the proposed Merger abandoned at any time before the Effective Date of the Merger, and whether before or after approval of this Agreement of Merger and Plan of Merger and Reorganization by the mutual agreement of the Board of Directors of the Constituent Corporations abandoning this Agreement of Merger and Plan of Merger and Reorganization.

         4.2 On and after the Effective Date of the Merger, the officers and directors of Pacific shall remain in such positions until their earlier resignation or removal.

         4.3 For the convenience of the parties hereto and to facilitate the filing of this Agreement of Merger and Plan of Merger and Reorganization, any number of counterparts hereof may be executed; and each such counterpart shall be deemed to be an original instrument.

         IN WITNESS WHEREOF, this Agreement has been executed by Cheshire Holdings, Inc., a Delaware corporation, and Pacific Development Corporation, a Colorado corporation, all on the date first above written.

                                             Pacific Development Corporation
                                             (a Colorado corporation)


                                                  s/ Gilad Gat
                                                  ---------------------------
                                                  Gilad Gat, Vice-President

                                                  Cheshire Holdings, Inc.
                                                  (a Delaware corporation)



                                                  s/ Willem Oost-Lievense
                                                  ----------------------------
                                                  Willem Oost-Lievense,
                                                  Chief Executive Officer

                                    EXHIBIT B

                               Dissenter's rights

                                     Part I

Right of Dissent - Payment for Shares

7-113-101 Definitions.-For purposes of this article:

(1) " Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporation action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7/113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(3) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner os shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(4) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-133-102 RIGHT TO DISSENT.-(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party if:

         (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

         (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

         (d) consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

         (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than two thousand shareholders, at the time of:

         (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

         (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

         (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

         (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

         (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

         (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Act of 1934", as amended, or on the national market system of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than two thousand shareholders;

         (c)      Cash in lieu of fractional shares; or

         (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

         (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

         (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

         (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect tot he shareholder or the corporation.

7-113-103 DISSENT BY NOMINEES AND BENEFICIAL OWNERS.-(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

         (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if;

         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

         (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all the shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2

                  Procedure for Exercise of Dissenters' Rights

7-113-201 NOTICE OF DISSENTERS' RIGHTS.-(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholders' shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(1).

         (2) If a proposed  corporate action creating  dissenters'  rights under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-101-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholders' shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202(2).

7-113-202 NOTICE OF INTENT TO DEMAND PAYMENT.-(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

         (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

         (b)      Not vote the share in favor of the proposed corporate action.

         (2) If a proposed  corporate action creating  dissenters'  rights under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

         (3) A shareholder  who does not satisfy the  requirements of subsection
(1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203 DISSENTERS' NOTICE.-(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

         (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

         (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

         (b) state an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

         (c)      Inform  holders  of  uncertificated   shares  to  what  extent
                  transfer of the shares will be restricted after the payment demand is received;

         (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

         (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

         (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

         (g)      Be accompanied by a copy of this article.

7-113-204 PROCEDURE TO DEMAND PAYMENT.-(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

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         (a)      Cause the corporation to receive a payment  demand,  which may be the payment demand form  contemplated in section  7-113-203
                  (2)(d), duly completed, or may be stated in another writing and;

         (b)      Deposit  the   shareholder's   certificates  for  certificated
                  shares.

         (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

         (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

         (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205 UNCERTIFICATED  SHARES.-(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

         (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206. PAYMENT.-(1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-1-2 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

         (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

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         (b)      A statement of the corporation's estimate of the fair value of the shares;

         (c)      An explanation of how the interest was calculated;

         (d)      A statement of the  dissenter's  right to demand payment under section 7-113-209; and

         (e)      A copy of this article.

7-113-207 FAILURE TO TAKE ACTION.-(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7- 113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (2) If the effective date of the corporate action creating dissenters' rights under section 7-113- 102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of section 7-113-204 to 7- 113-209 shall again be applicable.

7-113-208 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.-(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

         (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

7-113-209 PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.-(1)
A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

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



         (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

         (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

         (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

         (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

                                       -8-